Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2023

CALABASAS HILLS, Calif. – February 21, 2024 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the fourth quarter of fiscal 2023, which ended on January 2, 2024.

Total revenues were $877.0 million in the fourth quarter of fiscal 2023 compared to $892.8 million in the fourth quarter of fiscal 2022. The fourth quarter of fiscal 2023 included 13 weeks compared to 14 weeks in the fourth quarter of fiscal 2022. Excluding the impact of the additional week in fiscal 2022, which contributed approximately $78.4 million in sales, total revenues for the fourth quarter of fiscal 2023 increased 7.7% over the prior year period. Net income and diluted net income per share were $12.7 million and $0.26, respectively, in the fourth quarter of fiscal 2023.

The Company recorded a pre-tax net expense of $35.6 million related to impairment of assets and lease termination expenses and Fox Restaurant Concepts (“FRC”) acquisition-related items. Excluding the after-tax impact of these items, adjusted net income and adjusted net income per share for the fourth quarter of fiscal 2023 were $39.0 million and $0.80, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 2.5% year-over-year in the fourth quarter of fiscal 2023 and increased 14.0% relative to the fourth quarter of fiscal 2019, on an operating week basis.

“Our fourth quarter results marked a strong finish to the year, with positive comparable sales growth and margin expansion contributing to record annual revenue and solid earnings growth for the year,” said David Overton, Chairman and Chief Executive Officer. “Comparable sales and traffic at The Cheesecake Factory restaurants outperformed the broader casual dining industry in the fourth quarter, demonstrating the strength and resilience of our namesake brand and our ability to capture market share. Execution within our restaurants was outstanding with our operators delivering improvements in labor productivity, food efficiency, wage management, and hourly staff and manager retention, driving solid flow-through to support profitability.”

“During the quarter we opened nine new restaurants to strong consumer demand, and on the international front two Cheesecake Factory restaurants opened under licensing agreements, including the first location in Thailand. We believe we are well-positioned to build on this momentum and continue accelerating unit growth to achieve our longer-term development objectives. As we look ahead, we remain intently focused on leveraging our competitive strengths, including our scale, differentiated concepts and best-in-class operators to drive profitable growth and meaningful shareholder value.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

Development

During the fourth quarter of fiscal 2023, the Company opened nine new restaurants, including three Cheesecake Factory restaurants, three North Italia restaurants and three FRC restaurants. In addition, two Cheesecake Factory restaurants opened internationally under licensing agreements in China and Thailand. Subsequent to quarter-end, the Company opened one North Italia restaurant, one Flower Child and one Culinary Dropout, and one Cheesecake Factory restaurant opened internationally under a licensing agreement in Mexico.

Liquidity and Capital Allocation

As of January 2, 2024, the Company had total available liquidity of $292.8 million, including a cash balance of $56.3 million and availability on its revolving credit facility of $236.5 million. Total principal amount of debt outstanding was $475 million, including $345 million in principal amount of 0.375% convertible senior notes due 2026 and $130 million in principal amount drawn on the Company’s revolving credit facility.

The Company repurchased approximately 318,400 shares of its stock at a cost of $9.8 million in the fourth quarter of fiscal 2023. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.27 per share to be paid on March 19, 2024 to shareholders of record at the close of business on March 6, 2024.

Conference Call and Webcast

The Company will hold a conference call to review its results for the fourth quarter of fiscal 2023 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through March 22, 2024.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 334 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 33 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2023, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the tenth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com, www.iamaflowerchild.com and www.foxrc.com.

From Fortune ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 100 Best Companies to Work For are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding strength and resilience of the Company’s brand, ability to capture market share, operational execution to support profitability, customer demand, accelerating unit growth, achievement of development objectives, profitable growth and shareholder value. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including increased interest rates, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and Other Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; changes in laws impacting the Company’s business; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

The Cheesecake Factory Incorporated
Condensed Consolidated Financial Statements
(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		14 Weeks Ended		52 Weeks Ended		53 Weeks Ended
Consolidated Statements of Income/(Loss)	January 2, 2024		January 3, 2023		January 2, 2024		January 3, 2023
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$877,009	100.0%	$892,802	100.0%	$3,439,503	100.0%	$3,303,156	100.0%
Costs and expenses:
Food and beverage cost	201,449	23.0%	220,469	24.7%	803,500	23.4%	810,926	24.6%
Labor expenses	308,555	35.2%	318,629	35.7%	1,227,895	35.7%	1,211,951	36.7%
Other operating costs and expenses	234,969	26.8%	237,783	26.6%	922,428	26.8%	881,627	26.7%
General and administrative expenses	54,683	6.2%	56,115	6.3%	217,449	6.3%	205,753	6.2%
Depreciation and amortization expenses	24,012	2.7%	25,616	2.9%	93,136	2.7%	92,380	2.8%
Impairment of assets and lease termination expenses	27,827	3.2%	31,074	3.5%	29,464	0.9%	31,387	1.0%
Acquisition-related contingent consideration, compensation and amortization expenses	7,796	0.9%	10,448	1.2%	11,686	0.3%	13,368	0.4%
Preopening costs	9,579	1.1%	7,791	0.8%	25,379	0.7%	16,829	0.4%
Total costs and expenses	868,870	99.1%	907,925	101.7%	3,330,937	96.8%	3,264,221	98.8%
Income/(loss) from operations	8,139	0.9%	(15,123)	(1.7)%	108,566	3.2%	38,935	1.2%
Interest and other expense, net	(2,483)	(0.3)%	(2,137)	(0.2)%	(8,552)	(0.3)%	(6,043)	(0.2)%
Income/(loss) before income taxes	5,656	0.6%	(17,260)	(1.9)%	100,014	2.9%	32,892	1.0%
Income tax benefit	(7,025)	(0.8)%	(13,962)	(1.5)%	(1,337)	(0.0)%	(10,231)	(0.3)%
Net income/(loss)	$12,681	1.4%	$(3,298)	(0.4)%	$101,351	2.9%	$43,123	1.3%

Basic net income/(loss) per share	$0.27		$(0.07)		$2.10		$0.87
Basic weighted average shares outstanding	47,828		48,951		48,324		49,815

Diluted net income/(loss) per share	$0.26		$(0.07)		$2.07		$0.86
Diluted weighted average shares outstanding	48,609		48,951		49,050		50,414

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
Selected Segment Information	January 2, 2024	January 3, 2023	January 2, 2024	January 3, 2023
Revenues:
The Cheesecake Factory restaurants	$658,445	$674,467	$2,595,066	$2,528,043
North Italia	67,224	65,514	258,878	228,622
Other FRC	70,913	66,507	263,923	237,552
Other	80,427	86,314	321,636	308,939
Total	$877,009	$892,802	$3,439,503	$3,303,156

Income/(loss) from operations:
The Cheesecake Factory restaurants	$65,363	$50,872	$297,063	$220,765
North Italia	3,201	3,553	18,515	13,934
Other FRC	3,596	5,346	19,422	23,577
Other	(64,021)	(74,894)	(226,434)	(219,341)
Total	$8,139	$(15,123)	$108,566	$38,935

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$16,251	$18,803	$64,206	$66,539
North Italia	1,694	1,638	6,407	5,714
Other FRC	2,289	1,519	7,916	6,231
Other	3,778	3,656	14,607	13,896
Total	$24,012	$25,616	$93,136	$92,380

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$20,241	$19,760	$20,401	$19,701
North Italia	1,015	-	1,015	-
Other FRC	2,527	3,909	2,582	3,909
Other	4,044	7,405	5,466	7,777
Total	$27,827	$31,074	$29,464	$31,387

Preopening costs:
The Cheesecake Factory restaurants	$4,457	$4,362	$12,857	$9,525
North Italia	2,926	1,550	5,058	4,305
Other FRC	1,998	1,004	6,482	1,361
Other	198	875	982	1,638
Total	$9,579	$7,791	$25,379	$16,829

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
The Cheesecake Factory restaurants operating information:	January 2, 2024	January 3, 2023	January 2, 2024	January 3, 2023
Comparable restaurant sales vs. prior year	2.5%	4.0%	3.0%	7.0%
Comparable restaurant sales vs. 2019	14.0%	11.4%	13.9%	10.5%
Restaurants opened during period	3	2	6	3
Restaurants open at period-end	216	211	216	211
Restaurant operating weeks	2,783	2,939	11,010	11,052

North Italia operating information:
Comparable restaurant sales vs. prior year	7%	9%	8%	15%
Comparable restaurant sales vs. 2019	34%	26%	31%	22%
Restaurants opened during period	3	2	3	4
Restaurants open at period-end	36	33	36	33
Restaurant operating weeks	442	454	1,729	1,604

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	3	2	6	3
Restaurants open at period-end	40	34	40	34
Restaurant operating weeks	512	462	1,906	1,681

Other operating information:(2)
Restaurants opened during period	-	2	1	3
Restaurants open at period-end	39	40	39	40
Restaurant operating weeks	519	558	2,074	2,072

Number of company-owned restaurants:
The Cheesecake Factory	216
North Italia	36
Other FRC	40
Other	39
Total	331

Number of international-licensed restaurants:
The Cheesecake Factory	32

(1) The Other FRC segment includes all FRC brands except Flower Child.
(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	January 2, 2024	January 3, 2023
Cash and cash equivalents	$56,290	$114,777
Long-term debt, net of issuance costs (1)	470,047	468,032

(1) Includes $340.0 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $5.0 million in unamortized issuance costs) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income/(loss) and net income/(loss) per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income/(loss) and diluted net income/(loss) per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated
Reconciliation of Non-GAAP Financial Measures
(unaudited; in thousands, except per share data)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	January 2, 2024	January 3, 2023	January 2, 2024	January 3, 2023
Net income/(loss) (GAAP)	$12,681	$(3,298)	$101,351	$43,123
Impairment of assets and lease termination expenses(1)	27,827	31,074	29,464	31,387
Acquisition-related contingent consideration, compensation and amortization expenses(2)	7,796	10,448	11,686	13,368
Tax effect of adjustments(3)	(9,262)	(10,795)	(10,699)	(11,637)
Adjusted net income (non-GAAP)	$39,042	$27,429	$131,802	$76,241

Diluted net income/(loss) per share (GAAP)	$0.26	$(0.07)	$2.07	$0.86
Impairment of assets and lease termination expenses	0.57	0.63	0.61	0.62
Acquisition-related contingent consideration, compensation and amortization expenses	0.16	0.21	0.24	0.27
Tax effect of adjustments	(0.19)	(0.22)	(0.22)	(0.23)
Adjusted net income per share (non-GAAP)(4)	$0.80	$0.56	$2.69	$1.51

(1) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and fifty-two weeks ended January 2, 2024 and the fourteen and fifty-three weeks ended January 3, 2023 can be found in the Selected Segment Information table.
(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.
(3) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2023 and 2022 periods.
(4) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 ● Telephone (818) 871-3000